WAIVER AND AGREEMENT

THIS WAIVER AND AGREEMENT (this “Waiver”), is entered into by and between TXP CORPORATION, a Nevada corporation (the “Company”), and YA GLOBAL INVESTMENTS, LP (“YA Global”) on November 18, 2008.

WHEREAS:

A. The Company and YA Global entered into a Securities Purchase Agreement, dated May 29, 2008 which was amended on October 15, 2008 pursuant to Amendment No. 1 thereto (as amended, the “Securities Purchase Agreement”);

B. Pursuant to Section 4(s) of the Securities Purchase Agreement, if the Company does not meet certain Milestones (as defined in the Securities Purchase Agreement) by November 15, 2008, YA Global has the right to require the Company to sell the business or the assets of the iPhotonics business unit before January 31, 2009;

C. As of the date hereof, the Company has not met the Milestones; and

D. The Company has requested and YA Global has agreed, subject to the terms and conditions hereof, to waive its right to require the Company to sell the business or the assets of the iPhotonics business;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and YA Global hereby agree as follows:

1.  WAIVER OF CERTAIN RIGHTS; ACKNOWLEDGMENT. Notwithstanding anything to the contrary set forth in any Transaction Document (as defined in the Securities Purchase Agreement), YA Global hereby (i) waives until December 15, 2008 its right to require the Company to sell the business or the assets of the iPhotonics business and (ii) acknowledges that if a Milestone is met by December 15, 2008, YA Global will not have the right to require the Company to sell the business or the assets of iPhotonics. For the avoidance of doubt, YA Global is not waiving any other rights or remedies it may have under the Transaction Documents with respect to the Company’s failure to meet a Milestone or otherwise.

2.  EVENT OF DEFAULT. The Company acknowledges that its failure to achieve a Milestone by December 15, 2008 will be an Event of Default (as defined in the Transaction Documents).

3.  EFFECT ON OTHER TERMS. Other than as set forth in this Waiver, no changes, modification or waivers to any of the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby ratified, restated and confirmed by all parties hereto as of the date hereof.

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IN WITNESS WHEREOF, the parties have caused this Waiver to be duly executed as of day and year first above written.

TXP CORPORATION

By:	/s/ R. Christopher Ryan
Name: R. Christopher Ryan
Title: Chief Financial Officer

AGREED AND ACKNOWLEDGED:

YA GLOBAL INVESTMENTS, L.P.
By:	Yorkville Advisors, LLC
it Investment Manager

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Senior Managing Director